Exhibit 10.3

2009 Short-Term Incentive Plan of Mark E. Haidet

2009 STI Goals

Name: Mark Haidet	Job Title: CFO

Effective Dates of Plan: 1/1/09 – 12/31/09	Business Unit: Corporate Services

STI Potential: 70% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Operating Income – 67% paid at Budget	67%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = N/A

Central G&A expenses as a % of revenue & other operational objectives as determined by the CEO. This portion of bonus is only paid out if the Operating Income budget is achieved.	33%	Annual	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	Q1 = N/A Q2 = N/A Q3 = N/A Q4 = N/A Annual = [xxxxxx]*	The Central G&A goal has Budget & Target level goals. 50% is paid at Budget & 50% is paid linearly between Budget & Target.

*	Filed under an application for confidential treatment.